EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for First Quarter 2010

* Q1'10 net revenues increase 42.1% year-over-year to $45.9 million

* Q1'10 net income increases by 78.5% year-over-year to $9.6 million

* Items sold during Q1'10 increase by 39.3% year-over-year to 8.3 million

BUENOS AIRES, Argentina, May 6, 2010 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the first quarter ended March 31, 2010.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "We are off to an exciting and promising start in 2010, following an excellent 2009. Our first quarter results demonstrate the continued progress of numerous ongoing strategies and recent initiatives that we have implemented, which are converging to optimize the buying and selling experience on the largest and most thriving e-commerce marketplace in the region. The excellent traction that we are seeing across all of our business units is partially the result of strong secular growth trends that benefit our industry, but also demonstrates the promising level of synergies and interplay that we are achieving on our platform."

First Quarter 2010 Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended March 31, 2010 of $45.9 million, representing 42.1% year-over-year growth in U.S. dollars and 45.0% year-over-year growth in local currencies.

Marketplace revenue grew 27.1% to $33.0 million in the first quarter of 2010 from $26.0 million in the first quarter of 2009. Payments revenue grew 103.2% to $12.9 million from $6.4 million in the prior year period. When measured in local currencies, Marketplace revenue grew 38.6% year-over-year while Payments revenue grew 72.1% year-over-year. Strong revenue growth for both platforms was primarily attributable to sustained growth in demand for MercadoLibre products and services. Items sold on MercadoLibre grew 39.3% to 8.3 million while total payments transactions grew 107.1% to 1.1 million when compared to the first quarter of 2009. Gross merchandise volume for the quarter grew 40.4%year-over-year to $731.6 million, while total payment volume grew 132.9%year-over-year to $123.8 million.

Gross profit grew 40.3% to $36.0 million from $25.7 million in the prior year quarter. The first quarter 2010 gross profit margin was 78.5% compared to 79.5% for the first quarter of 2009. The slight decrease in gross profit margin was the result of higher growth in our lower margin Payments business, which grew from 19.7% to 28.2% of net revenues in the quarter.

Income from operations grew 129.1% to $15.5 million in the first quarter of 2010 compared to $6.8 million in the first quarter of 2009. Operating income margin for the first quarter of 2010 was 33.8%, representing an increase from 20.9% for the prior year period.

Net income for the three-month period ended March 31, 2010 increased 78.5% to $9.6 million, from $5.4 million of net income for the first quarter of 2009. Measured in local currencies, net income for the first quarter of 2010 increased 85.4% over the first quarter of 2009. Net income margin was 20.9% for the first quarter of 2010 compared to 16.7% for the first quarter of 2009. Earnings per share for the first quarter of 2010 were $0.22 compared to $0.12 for the prior year quarter.

The following table summarizes certain key performance metrics for the three months ended March 31, 2009 and 2010.

Three months ended March 31, (in millions)	2009	2010	% YoY growth
Total confirmed registered users at end of period	35.7	44.9	25.9%
New confirmed registered users during the period	1.9	2.3	21.5%
Gross merchandise volume	$520.9	$731.6	40.4%
Successful items sold	6.0	8.3	39.3%
Total payment volume	$53.2	$123.8	132.9%
Total payment transactions	0.5	1.1	107.1%

* Gross merchandise volume and total payments volume grew 49.4% and 99.2% in local currencies year-over--year, respectively.

Conference Call and Webcast

MercadoLibre will host a conference call and audio webcast on May 6, 2010 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (970) 315-0420 (Conference ID 71472550) and requesting inclusion in the call for MercadoLibre. The live conference call can also be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users -- Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration.

New confirmed registered users -- Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration.

Gross merchandise volume -- Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold (Successful items sold) -- Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume -- Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions -- Measure of the number of all transactions paid for using MercadoPago.

Gross profit margin -- Defined as gross profit as percentage of net revenues.

Operating margin -- Defined as income from operations as a percentage of net revenues.

Net Income margin -- Defined as net income as a percentage of net revenues.

Blended tax rate -- Defined as income and alternative income taxes plus deferred income tax as a percentage of pre-tax income.

Effective tax rate -- Defined as the provision for income taxes as a percentage of pre-tax income.

Local currency financial metric growth -- Calculated by applying the average 2009 monthly exchange rates for each month of the period during 2009 to the results during the corresponding months in 2010, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999 and headquartered in Buenos Aires, Argentina, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in each country in which it operates according to metrics provided by comScore Networks.

MercadoLibre maintains a leadership position in 12 Latin American countries. The Company listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements contained in this press release that are not statements of historical fact, including statements about the company's beliefs and expectations, are forward-looking statements and should be evaluated as such. Such forward-looking statements reflect, among other things, the company's current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting the company's business, all of which are subject to known or unknown risk and uncertainties that may cause the company's actual results to differ materially from those expressed or implied by these forward-looking statements, including general market conditions, adverse changes in the company's markets as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which are on file with the SEC and is available on the SEC website at www.sec.gov. Additional information will also be set forth in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which it expects to file with the SEC in May 2010. All information provided in this release and in the attachments is as of May 5, 2010 and MercadoLibre undertakes no duty to update this information.

Because of the risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements.

Consolidated balance sheets
	March 31, 2010	December 31, 2009
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$ 34,634,299	$ 49,803,402
Short-term investments	7,077,862	14,580,185
Accounts receivable, net	7,578,659	4,868,377
Funds receivable from customers	3,238,299	3,785,802
Prepaid expenses	471,733	547,138
Deferred tax assets	5,614,306	5,481,182
Other assets	3,279,979	3,068,930
Total current assets	61,895,137	82,135,016
Non-current assets:
Long-term investments	54,864,792	26,627,357
Property and equipment, net	7,263,001	5,948,276
Goodwill and intangible assets, net	63,769,288	64,338,564
Deferred tax assets	4,014,516	2,897,492
Other assets	530,498	667,944
Total non-current assets	130,442,095	100,479,633

Total assets	$ 192,337,232	$ 182,614,649

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 14,321,381	$ 11,599,634
Funds payable to customers	32,087,593	31,453,410
Payroll and social security payable	4,405,229	7,428,340
Taxes payable	7,842,042	6,797,516
Loans payable and other financial liabilities	--	3,213,992
Total current liabilities	58,656,245	60,492,892
Non-current liabilities:
Payroll and social security payable	3,339,995	1,355,006
Deferred tax liabilities	5,971,114	5,170,799
Other liabilities	1,123,168	1,402,715
Total non-current liabilities	10,434,277	7,928,520
Total liabilities	$ 69,090,522	$ 68,421,412

Commitments and contingencies

Shareholders' equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,126,557 and 44,120,269 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	$ 44,126	$ 44,120
Additional paid-in capital	120,320,530	120,257,998
Retained earnings	27,277,138	17,656,537
Accumulated other comprehensive loss	(24,395,084)	(23,765,418)
Total shareholders' equity	123,246,710	114,193,237
Total liabilities and shareholders' equity	$ 192,337,232	$ 182,614,649

Consolidated statements of income

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Net revenues	$ 45,937,774	$ 32,322,501
Cost of net revenues	(9,893,051)	(6,633,986)
Gross profit	36,044,723	25,688,515

Operating expenses:
Product and technology development	(3,224,775)	(2,633,419)
Sales and marketing	(11,108,801)	(10,216,177)
General and administrative	(6,206,881)	(6,071,375)
Total operating expenses	(20,540,457)	(18,920,971)
Income from operations	15,504,266	6,767,544

Other income (expenses):
Interest income and other financial gains	794,142	929,663
Interest expense and other financial charges	(2,995,418)	(2,510,184)
Foreign currency gains	396,972	1,875,486
Net income before income / asset tax expense	13,699,962	7,062,509

Income / asset tax expense	(4,079,361)	(1,671,333)
Net income	$ 9,620,601	$ 5,391,176

	Three Months Ended March 31,
	2010	2009
Basic EPS
Basic net income per common share	$ 0.22	$ 0.12
Weighted average shares	44,113,595	44,069,134

Diluted EPS
Diluted net income per common share	$ 0.22	$ 0.12
Weighted average shares	44,149,700	44,130,866

Consolidated statements of cash flows

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Cash flows from operations:
Net income	$ 9,620,601	$ 5,391,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	946,873	956,491
Interest expense	--	234,294
Accrued interest	(228,151)	(3,643)
Stock-based compensation expense - stock options	61	436
Stock-based compensation expense - restricted shares	21,204	16,933
LTRP accrued compensation	324,607	205,251
Deferred income taxes	(407,531)	277,015
Changes in assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(3,020,745)	(592,602)
Funds receivable from customers	441,399	(908,809)
Prepaid expenses	58,009	(393,388)
Other assets	(92,884)	(2,465,124)
Accounts payable and accrued expenses	3,840,657	891,659
Funds payable to customers	418,066	1,322,085
Other liabilities	(467,618)	(78,893)
Net cash provided by operating activities	11,454,548	4,852,881
Cash flows from investing activities:
Purchase of investments	(34,354,598)	(33,656,429)
Proceeds from sale and maturity of investments	12,723,697	30,861,254
Purchases of intangible assets	(12,865)	(918,479)
Purchases of property and equipment	(1,396,672)	(1,720,008)
Net cash used in investing activities	(23,040,438)	(5,433,662)
Cash flows from financing activities:
Decrease in loans payable	(3,213,878)	(57,175)
Stock options exercised	1,970	--
Issuance of common stock	--	3
Net cash used in financing activities	(3,211,908)	(57,172)
Effect of exchange rate changes on cash and cash equivalents	(371,305)	170,150
Net decrease in cash and cash equivalents	(15,169,103)	(467,803)
Cash and cash equivalents, beginning of the period	49,803,402	17,474,112
Cash and cash equivalents, end of the period	$ 34,634,299	$ 17,006,309

Condensed consolidated statements of cash flows

Supplemental cash flow information:
Cash paid for interest	$ 2,832,119	$ 2,041,212
Cash paid for income taxes	$ 4,935,701	$ 2,284,364

The following tables summarize the financial results of our reporting segments

	Three Months Ended March 31, 2010
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total	Payments	Consolidated

Net revenues	$ 15,687,444	$ 6,722,221	$ 4,016,180	$ 3,326,932	$ 3,242,226	$ 32,995,003	$ 12,942,771	$ 45,937,774
Direct costs	(9,191,969)	(2,597,562)	(2,268,972)	(1,731,675)	(1,668,738)	(17,458,916)	(7,787,264)	(25,246,180)
Direct contribution	6,495,475	4,124,659	1,747,208	1,595,257	1,573,488	15,536,087	5,155,507	20,691,594

Operating expenses and indirect costs of net revenues								(5,187,328)
Income from operations								15,504,266

Other income (expenses):
Interest income and other financial gains								794,142
Interest expense and other financial results								(2,995,418)
Foreign currency gains								396,972
Net income before income / asset tax expense								$ 13,699,962

	Three Months Ended March 31, 2009
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total	Payments	Consolidated

Net revenues	$ 9,878,197	$ 4,965,877	$ 2,868,922	$ 6,365,820	$ 1,875,105	$ 25,953,921	$ 6,368,580	$ 32,322,501
Direct costs	(6,605,658)	(2,176,755)	(1,796,994)	(3,655,514)	(1,203,036)	(15,437,957)	(4,081,206)	(19,519,163)
Direct contribution	3,272,539	2,789,122	1,071,928	2,710,306	672,069	10,515,964	2,287,374	12,803,338

Operating expenses and indirect costs of net revenues								(6,035,795)
Income from operations								6,767,544

Other income (expenses):
Interest income and other financial gains								929,663
Interest expense and other financial results								(2,510,184)
Foreign currency gains								1,875,486
Net income before income / asset tax expense								$ 7,062,509

Non-GAAP Measures of Financial Performance

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MercadoLibre's results of operations as the corresponding GAAP measures.

Reconciliation to the most comparable GAAP measure of all non-GAAP financial measures included in this press release can be found in the tables included at the end of this press release.

These non-GAAP measures are provided to enhance investors overall understanding of the company's current financial performance. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain compensation expenses and unusual foreign currency effects that may not be indicative of its core operating results, thereby enhancing an investor's ability to make period over period comparisons of the company's results. The company believes the inclusion of these non-GAAP measures provides an element of consistency in the company's financial reporting and uses these measures in internal budgets and models and in determining executive compensation benchmarks.

In this press release MercadoLibre also includes each of net income, earnings per basic and diluted share, blended and effective tax rates and certain margin percentages for the quarter ended March 31, 2010 and 2009 after excluding (or adding back) the following charges required by GAAP:

Long term retention plan compensation

(a) On August 8, 2008, the Board of Directors approved a long-term employee retention program (the 2008 LTRP) for certain executives based on 2008 performance that will be payable 50% in cash and 50% in MercadoLibre common stock, in addition to their annual salary and bonus. Payments will be made during the first quarter on an annual basis according to the following vesting schedule: year 1 (2009): 17%, year 2 (2010): 22%, year 3 (2011): 27%, year 4 (2012): 34%. (b) On June 10, 2009 the Board of Directors approved a long-term employee retention (the 2009 LTRP) program for certain executives based on 2009 performance. If earned, payments to eligible employees under the 2009 LTRP will be in addition to payments of base salary and cash bonus, if earned, made to these employees. In order to receive an award under the 2009 LTRP, each eligible employee must satisfy the performance conditions established by the board of directors for him or her. If these conditions are satisfied, the eligible employee will, subject to his or her continued employment as of each applicable payment date, receive the full amount of his 2009 LTRP bonus, payable as follows: (I) the eligible employee will receive a fixed cash payment equal to 6.25% of his or her 2009 LTRP bonus once a year during eight years starting in 2010 (the "Fixed Payment"); and  (II) on each date the company pays the Fixed Payment to an eligible employee, he or she will also receive a cash payment (the "Variable Payment") equal to the product of (i) 6.25% of the applicable 2009 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2008 Stock Price, defined as $13.81, which was the average closing price of the Company's common stock on the NASDAQ Global Market during the final 60 trading days of 2008. The "Applicable Year Stock Price" shall equal the average closing price of the Company's common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date. For the 2008 LTRP and the Variable Payment of the 2009 LTRP, the U.S. GAAP compensation cost is recognized in accordance with the graded-vesting attribution method and is accrued up to each payment day. For the Fixed Payment of the 2009 LTRP, the compensation cost is recognized in a straight-line basis. The non-GAAP measures were calculated with the cost for each period being accrued in the full fiscal year immediately preceding the payment date according to the same payment schedule in which 27% and 22% of the cost of the 2008 LTRP plan vests during the three-months ended March 31 2010 and 2009 respectively, and 12.5% of the cost of the 2009 LTRP vests during the three-month periods ended March 31, 2010 and 2009. The following tables show a reconciliation of this cost from the GAAP measures to the non-GAAP measures.

Venezuelan foreign currency re-measurement effect

In the comparative period this amount relates to re-measurement of assets and liabilities in U.S. dollars in the Venezuelan statutory Financial Statements. Until September 30, 2009, the Venezuelan subsidiaries have re-measured the assets and liabilities outstanding in U.S. dollar balances at the parallel exchange rate and translated them to the official exchange rate. Starting in the fourth quarter of 2009, as a result of the changes in facts and circumstances that affect the Company's ability to convert currency for dividends remittances using the official exchange rate in Venezuela, the Venezuelan subsidiaries assets, liabilities, income and expense accounts have been translated using the parallel exchange rate, for that reason there is no longer a mismatch between the re-measurement exchange rate and the translation exchange rate. The following tables exclude the foreign currency re-measurement effect generated in the three-month period ended March 31, 2009 from applying different exchange rates in order to facilitate comparisons to present quarter figures, and to highlight this exchange rate matter.

Reconciliation of certain Non-GAAP financial measures to the most comparable GAAP financial measures

The following provide a reconciliation of certain Non-GAAP financial measures to the most comparable GAAP financial measures.

	Three Months Ended March 31,
	2010	2009

Net income	$ 9,620,601	$ 5,391,176
Long term retention plan compensation net of tax effect	347,233	115,360
Venezuelan foreign currency re-measurement effect	--	(1,047,924)
Non-GAAP net income	$ 9,967,834	$ 4,458,612

Basic net income per common share:	$ 0.22	$ 0.12
Non-GAAP basic net income per common share:	$ 0.23	$ 0.10

Shares used in basic net income per share calculation:	44,113,595	44,069,134

Diluted net income per common share	$ 0.22	$ 0.12
Non-GAAP diluted net income per common share:	$ 0.23	$ 0.10

Shares used in diluted net income per share calculation:	44,149,700	44,130,866

	Three Months Ended March 31,
	2010	2009

Income and asset tax expense	$ 4,079,361	$ 1,671,333
Income taxes related with long term retention plan compensation	151,034	51,900
Income taxes related with Venezuelan foreign currency effects	--	(539,840)
Non-GAAP income and asset tax expense	$ 4,230,395	$ 1,183,393

Income before income taxes	$ 13,699,962	$ 7,062,509
Long term retention plan compensation	498,267	167,260
Venezuelan foreign currency re-measurement effect	--	(1,587,764)
Non-GAAP income before income taxes	$ 14,198,229	$ 5,642,005

Blended tax rate (1)	29.8%	23.7%
Non-GAAP Blended tax rate (1)	29.8%	21.0%

Effective tax rate (2) (3)	41.4%	18.0%
Non-GAAP Effective tax rate (2) (3)	40.8%	23.3%

1 - Blended tax rate defined as income and asset tax expense as a percentage of income before income and asset tax.
2 - Effective income tax rate defined as the provision for income taxes as a percentage of income before income tax.
3 - The effective tax rate does not include the effect of the Mexican Tax call Impuesto Empresarial a Tasa Unica (IETU).

	Three Months Ended March 31,
	2010	2009

Net revenue	$ 45,937,774	$ 32,322,501
GAAP
Net Income	$ 9,620,601	$ 5,391,176
Earnings per share (basic)	$ 0.22	$ 0.12
Earnings per share (diluted)	$ 0.22	$ 0.12
Non-GAAP
Net Income	$ 9,967,834	$ 4,458,612
Earnings per share (basic)	$ 0.23	$ 0.10
Earnings per share (diluted)	$ 0.23	$ 0.10
CONTACT:  MercadoLibre, Inc.
          Investor Relations Contact:
          Pedro Arnt
            +541153528000
            investor@mercadolibre.com
          Media Relations Contact:
          Lorena Diaz Quijano
            +541153528026
            Lorena.diazquijano@mercadolibre.com